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                                   EXHIBIT 10.73

                        FIRST AMENDMENT TO CREDIT AGREEMENT

     This FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of December 31, 1994, is entered into by and between KLA Instruments Corporation ("Borrower") and Bank of America National Trust and Savings Association ("Bank").

                                    RECITALS

     A. The Bank and the Borrower are parties to a Credit Agreement dated as of April 30, 1994 (the "Credit Agreement"), pursuant to which the Bank has extended certain credit facilities to the Borrower and certain of its subsidiaries.

     B. The Borrower has requested that the Bank agree to certain amendments to the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Credit Agreement as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

          2.   AMENDMENTS TO CREDIT AGREEMENT.

             (a)   The definition of the term "Availability Period" occurring in
        Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "AVAILABILITY PERIOD": the period commencing on the date of this Agreement and ending on the date that is the earlier to occur of (a) February 15, 1995, or (b) the date on which the Bank's commitment to extend credit hereunder terminates.

             (b) Section 2.10 of the Credit Agreement is amended by deleting the words "December 31, 1994" from the end of the second sentence of the section and replacing the deleted words with "the last day of the Availability Period." .

          3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

             (a) No Event of Default or event which with the giving of notice, the lapse of time, or both, would be an Event of Default, has occurred and is continuing.

             (b) The execution, delivery, and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, without defense, counterclaim or offset.

             (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

             (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

          4. EFFECTIVE DATE. This Amendment will become effective as of December 31, 1994 (the "EFFECTIVE DATE") provided that on or before such date the Bank has received from the Borrower a duly executed original of this Amendment.

          5. RESERVATION OF RIGHTS. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar amendments under the same or similar circumstances in the future.

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        6.   MISCELLANEOUS.

             (a) Except as herein expressly amended, all terms, covenants, and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

             (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

             (c) This Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

             (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

             (e) This Amendment may not be amended except in writing executed by the Borrower and the Bank.

             (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

             (g) Borrower covenants to pay to or reimburse the Bank, upon demand, for all cost and expenses (including allocated cost of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

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
BANK OF AMERICA NATIONAL TRUST                  KLA INSTRUMENTS CORPORATION
AND SAVINGS ASSOCIATION

By:                                             By:
    Stephen L. Parry
    Vice President                              Title:
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